UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report March 26, 2010
(Date of earliest event reported March 23, 2010)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code (86) 27 853 75701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

New Oriental Energy & Chemical Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders on March 23, 2010. At the Annual Meeting, (i) each of the Company’s seven nominees was elected to serve as a Company director until the next Annual Meeting of Stockholders, and (ii) the appointment by the Company’s Board of Directors (the “Board”) of Weinberg & Company, P.A. as the Company’s independent registered public accountants for fiscal year ending March 31, 2010 (the “2010 Independent Auditors Ratification”) was ratified by the stockholders.  The election results are as follows:

The voting results for the election of Directors were as follows:

Nominated Person	Votes For
Chen Si Qiang	7,915,582
Wang Gui Quan	7,915,582
Zhou Dian Chang	7,915,582
Howard S. Barth	7,915,582
Yan Shi	7,915,067
Qi Lei	7,915,582
Xiaokai Cao	7,915,032

The voting results for the ratification of Weinberg & Company, P.A. as the Company’s independent public accounts for fiscal year ending March 31, 2010 were as follows:

Votes received
For	10,581,867
Against	5,223
Abstain	61,990

Although ratification of the Board’s appointment of the Company’s independent public accountants by stockholders is not required by the Company’s bylaws or otherwise, the Board submitted the selection of Weinberg & Company, P.A. to the Company’s stockholders for ratification as a matter of good corporate practice. Prior to ratification of the appointment by stockholders, the Board’s Audit Committee had selected and appointed Weinberg & Company, P.A. as the Company’s independent registered public accountants for the fiscal year ending March 31, 2010.

Item 8.01	Other Events.

On March 23, 2010, the Company held its 2010 Annual Meeting of Stockholders. A transcript of the meeting is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements And Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Transcript of New Oriental Energy & Chemical Corp. Annual Meeting of Stockholders held on March 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2010

NEW ORIENTAL ENERGY & CHEMICAL CORP.

	By:	/S/ Donglai Li
	Name:	Donglai Li
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Transcript of New Oriental Energy & Chemical Corp. Annual Meeting of Stockholders held on March 23, 2010